EXHIBIT 99.1

July 31, 2006

HOOPER HOLMES, INC.

170 Mount Airy Road

Basking Ridge, New Jersey 07920

Attn: Mr. James Calver, Chief Executive Officer

RE:	CREDIT FACILITY PROVIDED BY WACHOVIA BANK,

NATIONAL ASSOCIATION AND CERTAIN OTHER LENDERS FOR

HOOPER HOLMES, INC.

NOTICE OF EVENTS OF DEFAULT, RESERVATION OF RIGHTS AND

AMENDATORY LETTER (AMENDED AND RESTATED)

Dear Mr. Calver:

Reference is made to the Amended and Restated Credit Agreement, dated as of October 29, 1999, as amended by a certain Amendment Letter Agreement dated as of July 10, 2000, as further amended by a certain Amendment thereto dated as of May 15, 2001, as further amended by a certain Amendment thereto dated as of October 30, 2003, as further amended by a certain Amendment thereto dated as April 25, 2006 (said agreement as amended and as further amended from time to time, the “Credit Agreement”), by and among HOOPER HOLMES, INC., the lenders named therein, WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as Agent, and BANK OF AMERICA, N.A. (formerly known as Fleet Bank, N.A.), as Documentation Agent. Reference is further made to a certain notice of default, reservations of rights and amendatory letter dated as of July 13, 2006 issued by the Agent and accepted and agreed to by the Borrower and the Lenders (the “Original Forebearance”) regarding the terms and conditions of certain forebearance arrangements provided by the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

The parties hereto now desire to amend and restate the terms of the Original Forebearance Letter to deal with the potential of additional defaults in the financial covenants that may occur during the forebearance period set forth in said letter. Accordingly, the parties agree as follow:

The Borrowers is hereby notified that the following Event of Default has occurred and is continuing under the Credit Agreement:

1)	Section 8.15. As of May 31, 2006, the minimum pre-tax income (loss) set forth in Section 8.14 of the Credit Agreement was ($850,828), which is less than the required amount of $600,000 for the month then ended.

Said Event of Default is hereinafter referred to as the “Specified Default”. By its signature below, the Borrower hereby acknowledges that the Specified Default has occurred and is continuing.

The Borrower has also advised the Agent that it is likely to be in default of various other financial covenants set forth in Sections 8.14, 8.15 and 8.16 of the Credit Agreement that can be tested during the Forbearance Period (as defined below) based on the June 30, 2006 quarterly, and the June 30, 2006, July 31, 2006 and August 31, 2006 monthly, financial statements to be delivered by the Borrower during said period. Said projected defaults are herein referred to as the “Projected Defaults.”

The Borrower hereby further acknowledges that as a result of the occurrence and continuance of the Specified Default, in accordance with Section 9.01, the Required Lenders have the right, inter alia, to (i) declare all Credit Commitments terminated and all Credit Obligations immediately due and payable and (ii) exercise rights and remedies under the Credit Agreement (collectively, (i) and (ii) shall be referred to as “Enforcement”). Further, the Borrower acknowledges that, upon occurrence of any of the Projected Defaults, the Required Lenders would also have the right to Enforcement.

The foregoing notwithstanding, the Borrower has requested a waiver of the Specified Default and the Projected Defaults from the Agent and the Lenders. The Agent and the Lenders are willing to consider such waiver and agree to forebear from Enforcement on the terms and conditions set forth herein. Accordingly, in consideration of the mutual promises set forth herein, the Borrower and the Lenders agree as follows:

1. During the period commencing the date hereof and ending October 10, 2006 (the “Forbearance Period”), the Credit Agreement shall be amended, and otherwise modified as follows:

(a) Notwithstanding any commitment to make advances under the Revolving Credit Facility set forth in Section 2.01 of the Credit Agreement (or elsewhere in any Credit Document), in no event shall the Maximum Available Revolving Credit Amount exceed $3,000,000 and, accordingly, each Lender’s Revolving Credit Commitment shall be reduced as follows:

LENDER	REVOLVING CREDIT COMMITMENT	PRO RATA SHARE
Wachovia Bank, National Association	$1,650,000	55%
Bank of America, N.A.	$1,350,000	45%

	Total Commitments: $3,000,000

(b) Notwithstanding the terms of Section 8.10 of the Credit Agreement, the aggregate amount of all loans or advances otherwise permitted thereunder shall be increased from $500,000 to $1,500,000.

2. In order to induce the Agent and the Lenders to consider the foregoing request for a waiver and to agree to forebear from Enforcement during the Forbearance Period, by their signature below, the Borrower hereby represents and warrants as of the date hereof as follows:

(i)	other than Specified Default, there does not exist any Default or Event of Default;

(ii)	the Borrower is in compliance with all other terms and conditions of the Credit Agreement and other Credit Documents; and

(iii)	other than the Projected Defaults or otherwise as previously disclosed in writing to the Lenders, there has not occurred any event or circumstance that could reasonably be expected to have a material adverse effect on the Borrower since the date of the Credit Agreement.

3. The additional conditions set forth above shall apply to the Facility during the Forbearance Period unless the Borrower receive written notice from all of the Lenders stating that said conditions shall no longer apply.

4. As a further inducement to the Agent and the Lenders to consider the request for the waiver set forth herein and to agree to forebear from Enforcement during the Forbearance Period, by its signature below, the Borrower does hereby ratify and confirm all other terms and conditions of the Credit Agreement and other Credit Documents in all respects. The Borrower further confirms that the Obligations under the Credit Agreement and other Credit Documents are owing to the Agent and the Lenders without counterclaim, defense, right of offset or right of reduction of any kind.

5. Based upon the foregoing and subject to the terms and conditions set forth herein, the Agent and the Lenders agree to forebear from Enforcement arising from the Specific Default or the Projected Defaults until the sooner to occur of (i) the expiration of the Forebearance Period, (ii) the occurrence of an Event of Default under the Credit Agreement other than the Specified Default or any of the Projected Defaults.

6. For the avoidance of doubt, by its signature below, the Borrower acknowledges and agrees that this letter only constitutes the agreement of the Agent and the Lenders to consider the request for a waiver set forth above, and under no circumstances shall the foregoing be considered or construed as (i) a commitment on the part of the Agent or any Lender to grant such waiver under any circumstance or to grant such waiver under any particular circumstances or conditions or (ii) the creation of any expectation in the Borrower that the Agent or any Lender will grant such waiver under any circumstance or will grant such waiver under any particular circumstances or conditions. Each Lender expressly reserve the right to deny said request for a waiver in its sole and absolute discretion and each Lender further expressly reserves all of their rights and remedies under the Credit Documents with respect to the Specified Default, the Projected Defaults and all other issues of non-compliance with the Credit Agreement (including, without limitation, Enforcement).

7. The agreement of the Lenders to consider the waiver set forth herein and to agree to forebear from Enforcement during the Forbearance Period shall not in any way alter the existing obligations of the Borrower under the Credit Agreement or any other Credit Document, other than as specifically contemplated herein. Under no circumstances shall said consideration be interpreted or construed as establishing a custom or course of dealings between the Borrower and the Lenders or any expectation or right of the Borrower with respect to any instance of non-compliance with the terms of the Credit Agreement that might arise in the future. All discussions between the Borrower and the Lenders relating to the consideration of the waiver set forth herein will be for settlement purposes only. Accordingly, pursuant to Fed.R.Ev. 408 and all analogous state court evidence rules, such discussions shall not be admissible in any tribunal for any purpose; provided, however, that this letter agreement shall be admissible to prove the terms and conditions contained herein. Each Lender reserves its right to respond to such instances of non-compliance in any manner that it deems necessary or appropriate under those specific circumstance.

8. The agreement of the Agent and the Lenders set forth herein shall not be effective unless and until: (i) the Agent has received this letter fully executed and validly delivered by all parties hereto and (ii) the Borrower shall have paid to the Agent (A) a non-refundable forbearance fee of $20,000 for the ratable distribution to Wachovia and BOA (prior receipt of which being acknowledged by the Lenders) and (B) the fees and expenses of Agent’s counsel for services rendered in connection with this matter pursuant to said counsel’s invoice attached hereto.

9. This letter agreement shall constitute a Credit Document under the Credit Agreement, accordingly, the failure to comply with the terms hereof shall constitute an Event of Default thereunder entitling the Agent and each Lender to exercise its rights and remedies thereunder and under the other Credit Documents.

10. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto are on the same instrument. Execution and delivery by facsimile signature or by photocopy of signature transmitted by email shall constitute valid execution and delivery. This letter agreement shall be construed in accordance with the substantive laws of the State of New Jersey without reference to any conflicts of law principles.

11. For the avoidance of doubt, it is the intention of the parties hereto that the terms of the Original Forebearance Letter be amended and restated pursuant to the terms of this letter agreement. Accordingly, upon the effectiveness of this letter agreement, the terms and conditions of the Original Forebearance Letter shall be deemed integrated into, and superseded by, this letter agreement and the terms and conditions of this letter agreement shall control and govern the understanding of the parties hereto regarding the subject matter hereof.

12. This letter shall also not constitute, or be deemed to be, an election of any particular right or remedy by the Agent or any Lender to the exclusion of any other right or remedy that the Agent or any Lender may have pursuant to the Credit Agreement, any other Credit Document, at law or equity or otherwise. Each Lender expressly reserves any and all such rights and remedies.

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ James Petronchak
Name:	James Petronchak
Title:	Senior Vice President

ACCEPTED AND AGREED

AS OF THE DATE FIRST WRITTEN ABOVE:

BORROWER:

HOOPER HOLMES, INC.

By:	/s/ Michael J. Shea
Name:	Michael J. Shea
Title:	Senior Vice President, Chief Financial Officer

OTHER LENDER AND DOCUMENTATION AGENT

BANK OF AMERICA, N.A.

(formerly known as Fleet Bank, N.A.)

By:	/s/ Laura H. McAulay
Name:	Laura H. McAulay
Title:	Senior Vice President

GUARANTORS:

HOOPER INFORMATION SERVICES, INC.

By:	/s/ Michael J. Shea
Name:	Michael J. Shea
Title:	Senior Vice President, Chief Financial Officer

HOOPER EVALUATIONS, INC.

(d/b/a D&D Associates, Allegiance Health,

Michigan Evaluation Group and Medimax)

By:	/s/ Michael J. Shea
Name:	Michael J. Shea
Title:	Senior Vice President, Chief Financial Officer

HERITAGE LABS INTERNATIONAL LLC

By:	/s/ Michael J. Shea
Name:	Michael J. Shea
Title:	Senior Vice President, Chief Financial Officer

HOOPER DISTRIBUTION SERVICES, LLC.

By:	/s/ Michael J. Shea
Name:	Michael J. Shea
Title:	Senior Vice President, Chief Financial Officer

MID-AMERICA AGENCY SERVICES, INC.

By:	/s/ Michael J. Shea
Name:	Michael J. Shea
Title:	Senior Vice President, Chief Financial Officer

TEG ENTERPRISES, INC.

By:	/s/ Michael J. Shea
Name:	Michael J. Shea
Title:	Senior Vice President, Chief Financial Officer